Exhibit 99.4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐☐☐ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ALTC ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , , or, if the special meeting is adjourned, votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on the business day prior to the date the special meeting is reconvened.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the virtual special meeting online, please visit:
https://www.cstproxy.com/altcacquisitioncorp/

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS UNANIMOUSLY (OF THOSE WHO VOTED) RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal No. 1 — a proposal to (a) approve and adopt that certain Agreement and Plan of Merger and Reorganization, dated July 11, 2023 (the "*Merger Agreement*"), by and among AltC Acquisition Corp., a Delaware corporation ("*AltC*"), AltC Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of AltC ("*Merger Sub*"), and Oklo Inc., a Delaware corporation (the "*Company*"), and the related agreements to which AltC is a party and (b) approve the merger of Merger Sub with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of AltC, and the other transactions contemplated by the Merger Agreement and the related agreements to which AltC is a party (the "*Transactions*" or the "*business combination*" and, such proposal, the "*business combination proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — a proposal to approve and adopt the proposed second amended and restated certificate of incorporation (the "*Post-Closing Company's certificate of incorporation*") of the new public entity following the consummation of the business combination (the "*Post-Closing Company*") in the form attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex B (the "*charter proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — a proposal to approve, on a non-binding advisory basis, certain governance provisions in the Post-Closing Company's certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission ("*SEC*") requirements (the "*governance proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — a proposal to approve and adopt the Oklo Inc. 2023 Equity Incentive Plan (the "*Incentive Plan*") in the form attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex F, and the material terms thereof, including the authorization of the initial share reserve thereunder (the "*incentive plan proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — a proposal to approve and adopt the Oklo Inc. 2023 Employee Stock Purchase Plan (the "*ESPP*") in the form attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex G, and the material terms thereof, including the authorization of the initial share reserve thereunder (the "*ESPP proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — a proposal to elect seven directors to serve staggered terms on the Post-Company's board of directors following the consummation of the business combination until immediately following the date of the 2024, 2025 and 2026 annual stockholder meetings, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the "*director election proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — a proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange's (the "*NYSE*") Listed Company Manual, the issuance of shares of AltC Class A common stock, par value $0.0001 per share ("*AltC Class A common stock*") including the approval of (a) the issuance of more than 20% of AltC's issued and outstanding shares of common stock in connection with the business combination and (b) the issuance of shares of AltC Class A common stock (i) to one or more Related Parties (as defined in Section 312.03 of the NYSE's Listed Company Manual) in connection with the Transactions and (ii) in connection with the acquisition of a company in which a Related Party may have a 5% percent or greater interest in or in the consideration to be paid in connection with such acquisition (the "*NYSE proposal*");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the ESPP proposal, the director election proposal or the NYSE proposal (the "*adjournment proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________,

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of ProxyMaterials for the Special Meeting of Stockholders to be held on , This notice of meeting and the accompanying proxy statement/prospectus/consent solicitation statement are available at https://www.cstproxy.com/altcacquisitioncorp/ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD FOR SPECIAL MEETING OF STOCKHOLDERS OF ALTC ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Michael Klein and Jay Taragin (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders ofAltC Acquisition Corp. to be held on at a.m. Eastern Time, virtually via live webcast at https://www.cstproxy.com/altcacquisitioncorp/ or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side)